Exhibit 99.1

NEWS RELEASE

Media Contact: Michele Long Phone (610) 251-1000 mmlong@triumphgroup.com	Investor Relations Contact: Thomas A. Quigley, III Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH GROUP REPORTS FOURTH QUARTER FISCAL 2020 RESULTS

Delivers Positive Free Cash Flow Following Multi-Year Restructuring

BERWYN, Pa. – May 28, 2020 – Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its fourth quarter and full fiscal year 2020, which ended March 31, 2020.

Fourth Quarter Fiscal 2020

•	Net sales of $693.1 million
•	Operating loss of $40.3 million with operating margin of (5.8%); adjusted operating income of $39.4 million with adjusted operating margin of 5.7%
•	Net loss of $75.1 million, or ($1.45) per share; adjusted net income of $36.0 million, or $0.69 per diluted share
•	Cash flow provided by operations of $57.4 million, and free cash flow of $44.8 million

Full-Year Fiscal 2020

•	Net sales of $2.9 billion
•	Operating income of $57.9 million with an operating margin of 2.0%; adjusted operating income of $204.1 million with adjusted operating margin of 7.0%
•	Loss per share of $0.56; adjusted earnings per diluted share of $2.71
•	Cash provided by operations of $96.7 million, and free cash flow of $56.8 million

“The fourth quarter of fiscal 2020 completed a strong year for Triumph Group, and we delivered on our commitment to generate positive free cash flow,” stated Daniel J. Crowley, Triumph’s president and chief executive officer. “Military deliveries helped offset the impacts of the 737 MAX production slow down and effects of the COVID-19 crisis during the quarter. Organic revenue decreased by 6% due to expected declines in Aerospace Structures, and to a lesser extent Systems & Support.  Systems & Support margins, excluding impairments and restructuring, were in line with the prior year, benefitting from improved operational efficiencies and cost reduction initiatives.  Importantly, we made strong progress executing our plan to exit legacy programs in Aerospace Structures, a key initiative that will benefit Triumph in fiscal 2021 and beyond.”

Mr. Crowley continued, “Triumph improved profitability and cash flow year-over-year and entered the commercial downturn with momentum as a more predictable business as a result of the actions we’ve taken to de-risk our portfolio and backlog and stabilize our cash flows.  Beyond these proactive steps, we recently amended our credit facility and implemented cost containment actions by managing our workforce and supply chain to enhance our liquidity position and ensure financial flexibility in the current operating environment while supporting the demands of customers.”

Mr. Crowley concluded, “Triumph is focused on protecting the health and safety of our people, conserving our cash and partnering with our customers to ensure we are well-positioned for recovery for the benefit of all our stakeholders.”

Fourth Quarter Fiscal Year 2020 Overview

After accounting for the impact of the divestitures, sales for the fourth quarter of fiscal 2020 were down 6% organically from the comparable prior year period.  The decline was driven by impacts of the production slow down on 737 MAX and effects of COVID-19.

Fourth quarter operating loss of $40.3 million included a $66.1 million goodwill impairment charge of the legacy Product Support reporting unit due to the effects of the COVID-19 crisis on the overall aviation market; $1.7 million for loss on sale of assets and businesses, and $11.9 million of restructuring costs associated with lease terminations and reductions in force.  Net loss for the fourth quarter of fiscal year 2020 was $75.1 million, or ($1.45) per share.  On an adjusted basis, net income was $36.0 million, or $0.69 per diluted share.

Triumph’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(81.7)	$(75.1)	$(1.45)
Loss on sale of assets and businesses, net	1.7	1.7	0.03
Settlements, curtailments & special termination, net	28.7	28.7	0.55
Goodwill impairment	66.1	66.1	1.27
Transformation related costs:
Restructuring costs (cash)	11.9	11.9	0.23
CARES Act tax adjustment	—	2.7	0.05
Adjusted Income from Continuing Operations - non-GAAP *	$26.6	$36.0	$0.69

* Differences due to rounding

The number of shares used in computing diluted earnings per share for the fourth quarter of 2020 was 52.0 million.

Backlog, which represents the next 24 months of actual purchase orders with firm delivery dates or contract requirements, was $3.2 billion, down compared to the prior year period and on a sequential basis due to sunsetting programs and recent production rate reductions, but partially offset by military program increases in Systems & Support.

For the fiscal year ended March 31, 2020, cash flow provided by operations was $96.7 million, reflecting continued investment in sunsetting programs and liquidation of approximately $60.0 million in prior period advances against current period deliveries.

Outlook

The Company is not providing financial guidance for its fiscal year ending March 31, 2021 at this time due to the uncertainty around the ultimate impact of COVID-19 on the global market and economic conditions.

Conference Call

Triumph will hold a conference call today, May 28th, at 8:30 a.m. (ET) to discuss the fourth quarter and full fiscal year 2020 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com.  A slide presentation will be included with the audio portion of the webcast, and the presentation has been posted on the Company’s website at http://ir.triumphgroup.com/QuarterlyResults. An audio replay will be available from May 28th to June 4th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #5396837.

About Triumph

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings.  All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

Widespread health developments, including the recent global coronavirus (COVID-19), and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) could adversely and materially affect, among other things, the economic and financial markets and labor resources of the countries in which we operate, our manufacturing and supply chain operations, commercial operations and sales force, administrative personnel, third-party service providers, business partners and customers and the demand for our products, which could result in a material adverse effect on our business, financial conditions and results of operations.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended		Year Ended
	March 31,		March 31,
CONDENSED STATEMENTS OF OPERATIONS	2020	2019	2020	2019
Net sales	$693,110	$869,027	$2,900,117	$3,364,930
Cost of sales (excluding depreciation shown below)	556,642	716,958	2,307,393	2,924,920
Selling, general & administrative	63,017	75,354	257,529	298,386
Depreciation & amortization	34,056	35,556	138,168	149,904
Goodwill impairment	66,121	—	66,121	—
Restructuring costs	11,850	12,892	25,340	31,098
Legal judgment gain, net of expenses	—	—	(9,257)	—
Loss on sale of assets and businesses, net	1,726	217,464	56,916	235,301
Operating (loss) income	(40,302)	(189,197)	57,907	(274,679)
Interest expense and other, net	26,060	31,104	122,129	114,619
Non-service defined benefit expense (income)	15,386	(12,524)	(41,894)	(62,105)
Income tax (benefit) expense	(6,679)	(8,165)	5,798	(5,426)
Net loss	$(75,069)	$(199,612)	$(28,126)	$(321,767)
Earnings per share - basic:
Net loss	$(1.45)	$(4.01)	$(0.56)	$(6.47)
Weighted average common shares outstanding - basic	51,780	49,774	50,494	49,698
Earnings per share - diluted:
Net loss	$(1.45)	$(4.01)	$(0.56)	$(6.47)
Weighted average common shares outstanding - diluted	51,780	49,774	50,494	49,698
Dividends declared and paid per common share	$0.04	$0.04	$0.16	$0.16

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

BALANCE SHEETS	Unaudited March 31, 2020	Audited March 31, 2019
Assets
Cash and cash equivalents	$485,463	$92,807
Accounts receivable, net	359,487	373,590
Contract assets	244,417	326,667
Inventory, net	452,976	413,560
Prepaid and other current assets	19,289	34,446
Current assets	1,561,632	1,241,070
Property and equipment, net	418,141	543,710
Goodwill	513,527	583,225
Intangible assets, net	381,968	430,954
Other, net	105,065	55,615
Total assets	$2,980,333	$2,854,574
Liabilities & Stockholders' Deficit
Current portion of long-term debt	$7,336	$8,201
Accounts payable	457,694	433,783
Contract liabilities	295,320	293,719
Accrued expenses	227,403	239,572
Current liabilities	987,753	975,275
Long-term debt, less current portion	1,800,171	1,480,620
Accrued pension and post-retirement benefits, noncurrent	660,065	540,479
Deferred income taxes, noncurrent	7,439	6,964
Other noncurrent liabilities	306,169	424,549
Stockholders' Deficit:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued	52	52
Capital in excess of par value	804,830	867,545
Treasury stock, at cost, 631,146 and 2,573,652 shares	(36,217)	(159,154)
Accumulated other comprehensive loss	(719,428)	(487,684)
Accumulated deficit	(830,501)	(794,072)
Total stockholders' deficit	(781,264)	(573,313)
Total liabilities and stockholders' deficit	$2,980,333	$2,854,574

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

	Year ended March 31,
CASH FLOWS	2020	2019
Operating Activities
Net loss	$(28,126)	$(321,767)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation & amortization	138,168	149,904
Goodwill impairment	66,121	—
Amortization of acquired contract liabilities	(75,286)	(67,314)
Loss on sale of assets & businesses, net	56,916	235,301
Curtailment and special termination benefit gain, net	14,293	4,032
Other amortization included in interest expense	11,157	8,770
Provision for doubtful accounts receivable	1,554	(495)
Provision for deferred income taxes	2,823	(7,939)
Employee stock-based compensation	11,062	10,259
Changes in assets and liabilities, excluding the effects of acquisitions/divestitures:
Trade and other receivables	5,001	(89,728)
Contract assets	50,440	65,191
Inventories	(48,802)	(15,930)
Prepaid expenses and other current assets	16,376	(3,144)
Accounts payable, accrued expenses and contract liabilities	(61,338)	(71,767)
Accrued pension and other postretirement benefits	(67,826)	(79,911)
Other	4,133	10,118
Net cash provided by (used in) operating activities	96,666	(174,420)
Investing Activities
Capital expenditures	(39,834)	(47,099)
Proceeds from sale of assets	47,229	247,647
Net cash provided by (used in) investing activities	7,395	200,548
Financing Activities
Net increase in revolving credit facility	185,000	102,113
Proceeds from issuance of long-term debt and finance leases	585,580	54,600
Repayment of debt and finance lease obligations	(449,650)	(113,425)
Payment of deferred financing costs	(17,718)	(1,982)
Dividends paid	(8,078)	(7,971)
Repurchase of restricted shares for minimum tax obligation	(1,442)	(860)
Net cash provided by financing activities	293,692	32,475
Effect of exchange rate changes on cash	(5,097)	(1,615)
Net change in cash	392,656	56,988
Cash and equivalents at beginning of period	92,807	35,819
Cash and equivalents at end of period	$485,463	$92,807

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended		Year Ended
	March 31,		March 31,
SEGMENT DATA	2020	2019	2020	2019
Net sales:
Systems & Support	$352,066	$362,204	$1,357,564	$1,325,017
Aerospace Structures	345,158	511,314	1,555,887	2,062,404
Elimination of inter-segment sales	(4,114)	(4,491)	(13,334)	(22,491)
	$693,110	$869,027	$2,900,117	$3,364,930
Operating (loss) income:
Systems & Support	$(22,478)	$55,270	$141,341	$201,094
Aerospace Structures	(2,066)	(264)	41,864	(152,407)
Corporate	(12,941)	(242,453)	(114,236)	(313,107)
Share-based compensation expense	(2,817)	(1,750)	(11,062)	(10,259)
	$(40,302)	$(189,197)	$57,907	$(274,679)
Operating margin %
Systems & Support	(6.4%)	15.3%	10.4%	15.2%
Aerospace Structures	(0.6%)	(0.1%)	2.7%	(7.4%)
Consolidated	(5.8%)	(21.8%)	2.0%	(8.2%)

Depreciation and amortization^:
Systems & Support	$74,184	$8,113	$98,497	$35,373
Aerospace Structures	25,153	26,543	102,418	111,431
Corporate	840	900	3,374	3,100
	$100,177	$35,556	$204,289	$149,904
Amortization of acquired contract liabilities:
Systems & Support	$(8,360)	$(8,332)	$(34,486)	$(34,121)
Aerospace Structures	(10,772)	(10,212)	(40,800)	(33,193)
	$(19,132)	$(18,544)	$(75,286)	$(67,314)
Capital expenditures:
Systems & Support	$4,786	$4,475	$17,141	$15,734
Aerospace Structures	7,276	7,645	21,191	30,581
Corporate	522	156	1,502	784
	$12,584	$12,276	$39,834	$47,099
^ includes goodwill impairment charge

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the “SEC”) guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA and Adjusted EBITDAP, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and special termination benefits, legal settlements, depreciation and amortization and Adjusted EBITDA, less pension & other postretirement benefits. We disclose Adjusted EBITDA and Adjusted EBITDAP on a consolidated and Adjusted EBITDAP an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measure and as such we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP.  Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as substitutes for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business.  We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses.  Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization.  Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•

Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units.  We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•

Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•

Non-service defined benefit income (inclusive of the adoption of ASU 2017-07 and certain pension related transactions such as curtailments, settlements, early retirement or other incentives) may be useful to investors to consider because they represent the cost of post-retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits.  We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations.

•

Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•

Amortization expenses (including goodwill and intangible asset impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•

Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Year Ended
	March 31,		March 31,
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):	2020	2019	2020	2019
Net loss	$(75,069)	$(199,612)	$(28,126)	$(321,767)
Add-back:
Income tax (benefit) expense	(6,679)	(8,165)	5,798	(5,426)
Interest expense and other, net	26,060	31,104	122,129	114,619
Settlements, curtailments & special termination, net	28,666	4,165	14,293	4,165
Union incentives	—	—	7,071	—
Loss on sales of assets and businesses, net	1,726	217,464	56,916	235,301
Legal judgment gain, net of expenses	—	—	(9,257)	—
Adoption of ASU 2017-07	—	—	—	87,241
Amortization of acquired contract liabilities	(19,132)	(18,544)	(75,286)	(67,314)
Depreciation and amortization	100,177	35,556	204,289	149,904
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$55,749	$61,968	$297,827	$196,723
Non-service defined benefit income (excluding settlements)	(13,280)	(16,689)	(56,187)	(66,270)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$42,469	$45,279	$241,640	$130,453
Net sales	$693,110	$869,027	$2,900,117	$3,364,930
Net loss margin	(10.8%)	(23.0%)	(1.0%)	(9.6%)
Adjusted EBITDAP margin	6.3%	5.3%	8.6%	4.0%

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2020
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(75,069)
Add-back:
Non-service defined benefit income	15,386
Income tax expense	(6,679)
Interest expense and other, net	26,060
Operating (loss) income	$(40,302)	$(22,478)	$(2,066)	$(15,758)
Loss on sales of assets & businesses, net	1,726	—	—	1,726
Amortization of acquired contract liabilities	(19,132)	(8,360)	(10,772)	—
Depreciation and amortization	100,177	74,184	25,153	840
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$42,469	$43,346	$12,315	$(13,192)
Net sales	$693,110	$352,066	$345,158	$(4,114)
Adjusted EBITDAP margin	6.3%	12.6%	3.7%	n/a

	Year Ended March 31, 2020
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(28,126)
Add-back:
Non-service defined benefit income	(41,894)
Income tax expense	5,798
Interest expense and other, net	122,129
Operating income (loss)	$57,907	$141,341	$41,864	$(125,298)
Loss (gain) on sales of assets & businesses, net	56,916	—	(10,121)	67,037
Legal judgment gain, net of expenses	(9,257)	—	—	(9,257)
Union represented employee incentives	7,071	—	7,071	—
Amortization of acquired contract liabilities	(75,286)	(34,486)	(40,800)	—
Depreciation and amortization	204,289	98,497	102,418	3,374
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$241,640	$205,352	$100,432	$(64,144)
Net sales	$2,900,117	$1,357,564	$1,555,887	$(13,334)
Adjusted EBITDAP margin	8.6%	15.5%	6.6%	n/a

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2019
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(199,612)
Add-back:
Non-service defined benefit income	(12,524)
Income tax expense	(8,165)
Interest expense and other, net	31,104
Operating (loss) income	$(189,197)	$55,270	$(264)	$(244,203)
Loss on sales of assets & businesses, net	217,464	—	—	217,464
Amortization of acquired contract liabilities	(18,544)	(8,332)	(10,212)	—
Depreciation and amortization	35,556	8,113	26,543	900
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$45,279	$55,051	$16,067	$(25,839)
Net sales	$869,027	$362,204	$511,314	$(4,491)
Adjusted EBITDAP margin	5.3%	15.6%	3.2%	n/a

	Year Ended March 31, 2019
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(321,767)
Add-back:
Non-service defined benefit income	(62,105)
Income tax expense	(5,426)
Interest expense and other, net	114,619
Operating (loss) income	$(274,679)	$201,094	$(152,407)	$(323,366)
Loss on sales of assets & businesses, net	235,301	—	—	235,301
Adoption of ASU 2017-07	87,241	—	87,241	—
Amortization of acquired contract liabilities	(67,314)	(34,121)	(33,193)	—
Depreciation and amortization	149,904	35,373	111,431	3,100
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$130,453	$202,346	$13,072	$(84,965)
Net sales	$3,364,930	$1,325,017	$2,062,404	$(22,491)
Adjusted EBITDAP margin	4.0%	15.7%	0.6%	n/a

*Operating loss at Corporate includes share-based compensation expense.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP.  The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended March 31, 2020
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(81,748)	$(75,069)	$(1.45)
Adjustments:
Loss on sale of assets and businesses, net	1,726	1,726	0.03
Settlements, curtailments & special termination, net	28,666	28,666	0.55
Goodwill impairment	66,121	66,121	1.27
Restructuring costs	11,850	11,850	0.23
CARES Act tax adjustment	—	2,747	0.05
Adjusted income from continuing operations - non-GAAP	$26,615	$36,041	$0.69

	Year Ended March 31, 2020
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(22,328)	$(28,126)	$(0.56)
Adjustments:
Loss on sale of assets and businesses, net	56,916	56,916	1.12
Settlements, curtailments & special termination, net	14,293	14,293	0.28
Goodwill impairment	66,121	66,121	1.30
Legal settlement gain, net of expenses	(9,257)	(9,257)	(0.18)
Union incentives	7,071	7,071	0.14
Restructuring costs	25,340	25,340	0.50
Refinancing cost	3,030	3,030	0.06
CARES Act tax adjustment	—	2,747	0.05
Adjusted income from continuing operations - non-GAAP*	$141,186	$138,135	$2.71

* Differences due to rounding

	Three Months Ended March 31, 2019
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(207,777)	$(199,612)	$(4.01)
Adjustments:
Loss on divestitures	217,464	217,464	4.37
Curtailment & settlement, net	4,165	4,165	0.08
E2 Jet program forward loss reduction	(3,700)	(3,700)	(0.07)
G280 program forward loss charge	26,548	26,548	0.53
Restructuring costs	12,892	12,892	0.26
Adjusted income from continuing operations - non-GAAP	$49,592	$57,757	$1.15

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

	Year Ended March 31, 2019
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(327,193)	$(321,767)	$(6.47)
Adjustments:
Adoption of ASU 2017-07	87,241	87,241	1.76
Loss on sale of assets and businesses, net	235,301	235,301	4.73
Curtailment & settlement, net	4,165	4,165	0.08
Global 7500 forward loss charge	60,424	60,424	1.21
E2 Jet program forward loss charge	5,462	5,462	0.11
G280 program forward loss charge	29,064	29,064	0.58
Reduction of prior Gulfstream forward loss	(7,624)	(7,624)	(0.15)
Restructuring costs	31,098	31,098	0.62
Refinancing costs	1,281	1,281	0.03
Adjusted income from continuing operations - non-GAAP*	$119,219	$124,645	$2.49

* Differences due to rounding

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, defined benefit plan gains/losses from curtailments, settlements, etc; impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended March 31,		Year Ended March 31,
	2020	2019	2020	2019
Operating (loss) income - GAAP	$(40,302)	$(189,197)	$57,907	$(274,679)
Adjustments:
Adoption of ASU 2017-07	—	—	—	87,241
Loss on sale of assets and businesses, net	1,726	217,464	56,916	235,301
Goodwill impairment	66,121	—	66,121	—
Global 7500 forward loss charge	—	—	—	60,424
E2 Jet program forward loss charge	—	(3,700)	—	5,462
G280 program forward loss charge	—	26,548	—	29,064
Reduction of prior Gulfstream forward loss	—	—	—	(7,624)
Restructuring costs	11,850	12,892	25,340	31,098
Legal judgment gain, net of expenses	—	—	(9,257)	—
Union incentives	—	—	7,071	—
Adjusted operating income - non-GAAP	$39,395	$64,007	$204,098	$166,287

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended March 31,		Year Ended March 31,
	2020	2019	2020	2019
Cash flow provided by (used in) operations	$57,378	$18,696	$96,666	$(174,420)
Less:
Capital expenditures	(12,584)	(12,276)	(39,834)	(47,099)
Free cash flow (use)	$44,794	$6,420	$56,832	$(221,519)